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                                                                    EXHIBIT 21.1


                   GENERAL CABLE CORPORATION AND SUBSIDIARIES
                              LIST OF SUBSIDIARIES



                                                       JURISDICTION
               NAME                                  OF INCORPORATION

GK Technologies, Inc.                                  New Jersey
General Cable Industries, Inc.                         Delaware
General Cable de Mexico del Norte                      Mexico
Genca Corporation                                      Delaware
Marathon Manufacturing Holdings, Inc.                  Delaware
General Cable Company Canada, Ltd.                     Ontario, Canada
General Cable IP Corp                                  Delaware
General Cable Export Sales Corp.                       Barbados
Carol Cable, Ltd.                                      England
Carol Cable Europe, Ltd.                               England
General Photonics L.L.C. (50% owned)                   Delaware
Diversified Contractors, Inc.                          Delaware
MLTC Company                                           Delaware
Marathon Steel Co.                                     Arizona

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